Delivering a Smoke-Free Future CAGNY Conference February 22, 2023 Emmanuel Babeau, Chief Financial Officer Forward-Looking and Cautionary Statements • This presentation contains projections of future results and goals and other forward-looking statements, including statements regarding business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of COVID-19 on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent, including women or diverse candidates; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2022. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 2

Global Smoke-Free Champion, Winning Portfolio

- Going global with rapid progress on smoke-free transformation:
  - Excellent *IQOS* performance supported by *ILUMA* and 2-tier HTU portfolio
  - Outstanding *ZYN* growth
  - Rich pipeline of smoke-free innovations
  - Exciting expansion plans in the U.S. and internationally
- On track to be majority smoke-free company
- Underlying positive margin dynamic from shift to smoke-free products



ZYN
6
COOL MINT
WARNING: This product contains nicotine. Nicotine is an addictive chemical.
TEREA

3

Already Moving Fast in Our Smoke-Free Transformation

2022 Smoke-Free Net Revenues
~$12bn
PMI & Swedish Match Full Year Combined[a]

~25m
IQOS users

3rd Consecutive Year of
Total Volume Growth
Targeted in 2023

2022 Smoke-Free Net Revenues
>1/3
PMI & Swedish Match Full Year Combined

IQOS
#1
Smoke-Free Brand

ZYN
#1
Nicotine Pouch Brand

3rd Consecutive Year of
>7%
Organic Net Revenues Growth Targeted in 2023

(a) Unaudited financial information. See Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures at the end of this presentation for more information
Source: PMI Financials or estimates

4

Swedish Match Accelerates Transformation & Growth



	PMI CAGR (2020-22)
	Volume Growth
HTUs	20%
Total Volume	1.9%



	SWMA CAGR (2020-22)
	Volume Growth
Nicotine Pouches	44%
Total Oral (in cans)	13%



Accretive to Growth

Note: Total Oral for Swedish Match includes: nicotine pouches, snus and moist snuff
Source: PMI Financials or estimates

5

On Track for Predominantly Smoke-Free 2025 Ambition

(As a % of PMI Total Adjusted Net Revenues)


>1/3
Incl. Swedish Match
Approaching 40%(a)
>50%
0.7%
3.3%
13.1%
14.3%
19.2%
24.2%
29.5%
32.1%
2015
2016
2017
2018
2019
2020
2021
2022
2023 Target
2025 Ambition
$0.2
$0.9
$3.8
$4.2
$5.7
$6.9
$9.3
$10.2
Smoke-Free Net Revenues ($ in billion)

(a) 2023 target provided on a constant currency basis
Note: Refer to glossary for Smoke-free Products (SFPs) definition. Following the Swedish Match acquisition, PMI reclassified certain of its own products previously reported under its combustible tobacco category to the newly created smoke-free product category to better reflect the characteristics of these products. The impact of the reclassification was immaterial for all periods
Source: PMI Financials or estimates

6

Growing Number of Markets Already >50% Net Revenues

17 Markets +7 *vs. PY*

2022 Smoke-Free Net Revenues >50%

17 Markets Including:

Bulgaria, Cyprus, Czech Republic, Denmark, Greece, Hungary, Italy

Japan, Latvia, Lithuania, Poland, Romania, Slovak Republic, Slovenia

~40% Smoke-Free Net Revenues in markets where *IQOS* is commercialized[(a)]

(a) For full year 2022 in markets where *IQOS* is present at December 31, 2022, as a % of net revenues
Source: PMI Financials or estimates

7

Focused on Smoke-Free Categories with Attractive Returns

- Significant investment to develop and commercialize smoke-free products
- Focus on premium brands in most attractive categories drives profitability
- PMI's smoke-free business has been profitable for several years
- Making significant contribution to bottom-line

EU Region Illustrative Category Annual Gross Margin per User
(Excluding Devices, Consumables Only, Index = Cigarettes)


Cigarettes
Closed E-Vapor Exclusive
Nicotine Pouches Exclusive
IQOS HnB Exclusive

Note: Reflects indexed dollar gross margin. Cigarettes, closed system e-vapor and *IQOS* HnB represents average of 5 key markets: France, Italy, Poland, Spain, UK. Nicotine pouches average of Sweden and Denmark where category is more established. Chart not to scale
Source: PMI Financials or estimates

8

Rapid Transformation Drives Growth & Profitability



PMI International Share of Segment
~25%
~75%
Cigarettes
HnB Consumables
x
Net Revenue Per Unit
(Index = Equivalent Cigarette Volumes)
1
~2.5
Equivalent Cigarette Volumes
HnB Consumables
x
% Gross Margin(a)
~10pp
Cigarettes
HnB Consumables

(a) Chart is not to scale
Source: PMI Financials or estimates

9

Shift to Smoke-Free Products Supports Margin Expansion Over Time

- Fundamental positive margin drivers continue:
  - Higher unit and gross margins on HnB and oral nicotine
  - Scale benefits, digitization, savings drive operating leverage
- Margin headwinds in 2022 and this year:
  - Higher costs from supply chain disruption, transition to *ILUMA*, time lag in recovery of inflation through pricing
  - Progressive improvement through 2023
- Targeting a better 2024
- Investing to drive top and bottom-line growth

10

Strong & Segmented Multi-Category Portfolio With Leading Brands

Heat-not-Burn	Oral Nicotine	E-Vapor


TEREA
HEETS
Fiit
blends


ZYN
COOL MINT
General


VEEV

11

Comprehensive HnB Offer Fulfilling All Consumer Preferences


ILUMA
IQOS ORIGINALS (Blade)
lil
BONDS
Premium
Mainstream
Low
TEREA
HEETS
SENTIA
Fiit
blends

Multi-tier HTU portfolio driving growth

Note: Price positions are illustrative only

12

Successful IQOS ORIGINALS, Next Level Innovation With ILUMA • IQOS ORIGINALS (blade) & HEETS:⎼ Technology that made IQOS successful, #1 smoke-free product in the world⎼ Driving growth worldwide ⎼ Multiple innovative enhancements over the years • IQOS ILUMA & TEREA/SENTIA:⎼ Groundbreaking consumer-centric innovation⎼ Consistently delivering superior experience for higher conversion & retention 13Source: PMI Financials or estimates Further Expansion of Portfolio to Address More Adult Smokers • lil & Fiit – Complementary to IQOS:⎼ Long-term partnership with access to KT&G products and pipeline⎼ Addressing mid- and low-price segment with intuitive innovation⎼ Currently in over 30 markets • BONDS & blends – Latest Heat-not-Burn Innovation:⎼ Simple, convenient & affordable without compromising on reduced risk profile⎼ Especially relevant for Low- and Middle-Income Consumers⎼ Promising initial results in pilot city launches⎼ 2023: Continue learning before deploying on a wider scale 14

(a) Status at December 31, 2022 Note: The number of markets includes International Duty Free Source: PMI Financials or estimates Increasing Roll-out of ILUMA 15 16 Markets Worldwide(a) Markets represent >50% of 2022 HTU Volume 16 Markets Including: Japan SwitzerlandSpain GreeceCyprus Portugal South Korea Czech Republic Slovak Republic UAE LithuaniaItaly ILUMA’s 2-Tier HTU Portfolio Driving Growth in Japan 16 (a) Based on 3 C-Store Chains offtake. Base includes cigarettes, cigarillos and HTUs Note: New users are former Legal Age Smokers or Legal Age Nicotine Users Source: PMI Financials or estimates. Data until February 5, 2023 Japan HTU Offtake Share(a) 0% 5% 10% 15% 20% 25% July Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun July Aug Sep Oct Nov Dec Jan Marlboro Heatsticks (2.0%) TEREA (17.5%) HEETS (0.8%) Total PMI HTU (27.6%) SENTIA (6.8%) TEREA + SENTIA (24.3%) 2021 2022 TEREA #1 Smoke-Free Brand SENTIA #2 Smoke-Free Brand 2023

ILUMA Accelerating Growth in Italy

Italy HTU Offtake Volumes[a]
(Index = Jan 2022)


Launch Date
December 2022
100.0
97.7
104.5
112.1
114.3
116.0
116.8
117.7
116.0
116.4
113.8
117.2
123.6
Jan
Feb
March
Apr
May
June
July
Aug
Sept
Oct
Nov
Dec
Jan
2022
2023

PMI HTU Offtake Shares


Milan
+3.6pp
16.5%
20.1%
Rome
+3.6pp
21.6%
25.2%
Torino
+2.0pp
11.1%
13.1%
Q4'21
Q4'22

(a) 2 month moving average
Source: PMI Financials or estimates

17

PMI HTU Market Share Exceeds 15% in 10 Markets

22
Key Cities Where PMI HTUs SoM > 15%

Q4'22 PMI HTUs SoM

10 Markets Including:

Market	SoM
Lithuania	31%
Hungary	28%
Cyprus	26%
Japan[a]	24%
Portugal	19%
Greece	18%
Czech Republic	16%
Italy	15%

(a) Including cigarillos industry
Note: Market share for HTUs is defined as the total sales volume for PMI HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs
Source: PMI Financials or estimates

18

(a) Including cigarillos industry Note: Key Cities selected are respectively: Prague, Athens, Budapest, Rome, Tokyo and London Source: PMI Financials or estimates National Shares Follow Key City Shares Over Time National Shares in Q4’22 vs. Key City Shares in Q4’20 19 PMI HTU Key City Offtake SharePMI HTU National IMS Share Czech Republic 10.2% 15.9%16.5% 18.9% Q4 2020 Q4 2022 Japan(a) 20.1% 24.3%24.9% 30.4% Q4 2020 Q4 2022 Italy 9.6% 15.4%16.4% 25.2% Q4 2020 Q4 2022 Greece 13.1% 18.1%19.8% 26.6% Q4 2020 Q4 2022 U.K. 1.8% 3.3%3.8% 7.2% Q4 2020 Q4 2022 Hungary 13.3% 27.5% 17.7% 32.7% Q4 2020 Q4 2022 1 2 3 4 6 8 10 13 17 25 35 50 69 84 103 114 126 143 157 174 187 203 220 238 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 2019 2020 2021 2022 Stellar U.S. ZYN Growth Continues 20 ZYN U.S. Shipment Volumes (12 months rolling, million cans) Source: Swedish Match reported shipments and estimates based on MSA weekly data and IRi Unify 75.7% Q4’22 ZYN Category Retail Share (13-week period) 66.6 64.1 64.3 65.3 66.0 64.9 66.5 67.5 ZYN Category Share (in %, 13-week period)

Growth Driven by Increasing Distribution & Velocities

Store Count in the U.S.
(in Thousands)


116
120
124
130
133
138
+19%
Vs. Q4'21
Q3
Q4
Q1
Q2
Q3
Q4
2021
2022

IMS Velocities in the U.S.
(Cans per Store per Week)


27.9
28.4
29.8
31.5
33.5
34.3
+21%
Vs. Q4'21
Q3
Q4
Q1
Q2
Q3
Q4
2021
2022

Note: MSA data does not cover 100% of U.S. market
Source: Swedish Match estimates of distributor shipments to retail using MSA weekly data. Distribution based on stores ordering *ZYN* over the past 13 weeks period. Velocity measured in periods of 13 weeks

21

Strong Progress in the West, Indicator of National Potential

Nicotine Pouch Category vs. Cigarette Category

Western Region

Volume
(Cans / Packs)


0.2%
0.8%
2.5%
5.3%
9.1%
13.1%
2017
2018
2019
2020
2021
2022

Retail Value


0.2%
0.6%
1.6%
3.3%
4.8%
6.7%
2017
2018
2019
2020
2021
2022

Total U.S.

Volume
(Cans / Packs)


0.0%
0.1%
0.5%
1.5%
2.8%
4.5%
2017
2018
2019
2020
2021
2022

Retail Value


0.0%
0.1%
0.4%
1.0%
1.7%
2.5%
2017
2018
2019
2020
2021
2022

Note: Western region excludes the following states: Alaska, Hawaii, Idaho and Montana, due to differences in geographic definitions between IRi data and Swedish Match's regional sales structure
Source: IRi Unify

22

Large U.S. Opportunity for *IQOS* and *ZYN*



- Estimated $20 billion nicotine profit pool
- Significantly higher average unit margins vs. international average
- No cannibalization from cigarette business
- Leading the industry with substantiated reduced risk products:
  - *General* snus and *IQOS* the only MRTP authorized smoke-free products
- Clear regulatory framework, ability to communicate with adult smokers


ZYN
6
PEPPERMINT
WARNING: This product contains nicotine. Nicotine is an addictive chemical.

Source: PMI Financials or estimates

23

IQOS in the U.S.: Investing for Success with Benefit to *ZYN*

Operational Model

Sales & Distribution	Manufacturing	Brand Retail
Customer Care / Reverse Logistics	Digital Commercial Tools	Regulatory Engagement

24

IQOS U.S. Commercial Approach • Initial launch in focused geographies:⎼ Openness to innovation and adult smoker population factors in market selection⎼ IQOS 3 with 5 FDA-authorized Tobacco & Menthol HTU variants • Infrastructure investments are up-front •Majority of commercial investment proportionate to volume and states launched •Benefit of knowhow and commercial tools already available in other markets 25 International Opportunity for Nicotine Pouches • Strong progress on Swedish Match integration • Dedicated PMI and Swedish Match team focused on global deployment:⎼ White space markets ⎼ Markets where category is already present⎼ Target up to 10 launches / relaunches in 2023 • Working on developing the category, portfolio of offerings • Committed to responsible commercialization • Other innovative forms of oral nicotine being explored 26

Continuing to Develop E-Vapor Portfolio •Committed to responsible and profitable development • Landscape and user preferences continue to evolve •Building a portfolio addressing category dynamics • Further roll-out of VEEV and VEEBA •Category economics still inferior to HnB and oral smokeless due to product proliferation, lower consumer brand loyalty and conversion rates 27 Shaping Tobacco Harm Reduction •Transformation of our industry and achieve positive differentiation for smoke-free products, accelerating the switching of smokers(a) to better alternatives • Scientifically-substantiated products can switch consumers out of cigarettes much faster than restrictive measures only •Differentiated fiscal and regulatory frameworks are warranted for smoke-free products •Positive public health outcomes can be significantly accelerated with the joint efforts of industry, policy makers and society Over 1 billion Smokers Worldwide We continue to support regulatory and fiscal frameworks which recognize the substantial risk reduction potential of smoke-free products compared with combusted tobacco (a) Adult smokers who would otherwise continue smoking 28

Encouraging Fiscal & Regulatory Developments •More markets providing visibility on excise tax duties with differentials:⎼ 20+ markets have multi-year tax calendars for HTPs, incl. growing number in EU •Additional markets implemented regulatory frameworks for nicotine pouches •Opening new markets:⎼ Taiwan introducing legislation regulating HTPs • Securing better regulation for harm reduction:⎼ Philippines dedicated regulatory framework for smoke-free products •Positive momentum, with more potential opportunities 29 Remaining Competitive and Maintaining Leadership in Combustibles: Key Pillar of Smoke-Free Strategy • Leading combustible portfolio • Infrastructure and expertise (manufacturing, regulatory, commercial) •Maintaining connection with adult smokers and the retail trade •Responsible stewardship: market leader driving the obsolescence of the category •Target at least stable combustible share net of cannibalization • Selectively investing to continue leadership •Driving returns from pricing, digital efficiency and productivity 30

Delivering on Strategy With Robust Combustible Performance

- Sharper focus with category management structure
- Strong pricing supporting robust net revenue growth in 2022
- Positive category share despite impact of *IQOS* cannibalization



Share of Cigarette Category
24.8%
24.6%
24.7%
25.2%
25.1%
2021
Q1
Q2
Q3
Q4
2022

Note: Excludes China and the U.S and includes cigarillos in Japan. Reflects sales volume of PMI cigarettes as a percentage of cigarette industry sales volume
Source: PMI Financials or estimates

31

Marlboro: Growing Share & Volumes, 50 Years at Number One



Marlboro Share of Category
9.5%
9.6%
9.6%
9.9%
9.9%
2021
Q1
Q2
Q3
Q4
2022



Marlboro
No.1 IN THE WORLD
FOR 50 YEARS*
PURSUE FLAVOR.
*Best selling international cigarette brand since 1972.

HEALTH WARNING TO BE PLACED HERE

Note: Excluding China and the U.S. and includes cigarillos in Japan. Reflects sales volume of *Marlboro* cigarettes as a percentage of cigarette industry sales volume
Source: PMI Financials or estimates

32

Sustainability at the Core of Our Strategy • Enhancing approach to sustainability in 2022:⎼ Updated statement of purpose ⎼ Reassessed ESG priorities⎼ Published dedicated Sustainability Materiality report⎼ Introduced Sustainability Index • Product health impact:⎼ Growing penetration of smoke-free products to accelerate the end of smoking 33 Addressing Our Environmental Footprint 34

Growing, Investing, Deleveraging & Rewarding Shareholders

- Highly cash generative business, enhanced by Swedish Match:
  - Reinvesting in innovation and growth
  - Focus on deleveraging
  - Swedish Match $11bn bridge facility fully repaid
  - Improving currency profile
- Target robust EBITDA growth
- Unwavering commitment to shareholder returns:
  - Fifteen consecutive years of dividend growth
  - Total increase of ~176% since 2008



PMI Dividend
CAGR: 7.5%
$1.84
$5.08
2008
2022

Note: Dividends for 2008 and 2022 are annualized rates. The 2008 annualized rate is based on a quarterly dividend of $0.46 per common share, declared June 18, 2008. The 2022 annualized rate is based on a quarterly dividend of $1.27 per common share, declared September 14, 2022

Source: PMI Financials or estimates

35

Accelerating Our Transformation for Sustainable Returns

- Global smoke-free champion with winning portfolio
- Fundamentals of *IQOS* remain very strong
- Swedish Match & *ZYN* accretive to smoke-free growth
- The U.S. and international pouches provide major untapped upside
- Delivering sustainable growth while investing and rewarding shareholders



Source: PMI Financials or estimates

36

Delivering a Smoke-Free Future CAGNY Conference February 22, 2023 iOS Download Android DownloadHave you downloaded the PMI Investor Relations App? The free IR App is available to download at the Apple App Store for iOS devices and at Google Play for Android mobile devices Or go to: www.pmi.com/irapp 38 Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • Comparisons are made to the same prior-year period unless otherwise stated • References to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated • As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, East Asia & Australia Region, and Japanese domestic market • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business • 2021 and 2022 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible tobacco products" is the term PMI uses to refer to cigarettes and other tobacco products that are combusted • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume • In the third quarter of 2021, PMI acquired Fertin Pharma A/S, Vectura Group plc. and OtiTopic, Inc. On March 31, 2022, PMI launched a new Wellness and Healthcare business consolidating these entities, Vectura Fertin Pharma. The operating results of this new business are reported in the Wellness and Healthcare segment. The business operations of PMI's Wellness and Healthcare segment are managed and evaluated separately from the geographical segments • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. 39 Glossary: General Terms (cont.) • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • “AMCS” is defined as the Americas Region. It refers to the former Latin America & Canada segment, which was renamed as the Americas segment as of the third quarter of 2021. References to "Americas" may, in defined instances, exclude the U.S. • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from markets specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "ESG" stands for environmental, social, and governance • "Illicit trade" refers to domestic non-tax paid products • "SoM" stands for share of market 40

Glossary: Financial Terms • Adjusted net revenues exclude the impact related to the Saudi Arabia customs assessments • “COGS“ stands for Cost Of Goods Sold • "SG&A" stands for selling, general & administrative • "Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by adjusted net revenues • "Net debt" is defined as total debt, less cash and cash equivalents • Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and disposals • Management reviews net revenues, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI will include adjustments to add back amortization expense on, and impairment of, acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management • The company believes that operating income / EPS adjusted for the amortization and impairment of acquired intangibles better reflects the underlying performance of the business and provides a better comparison to past operating performance. This partly reflects the non-cash nature of amortization expense. In addition, amortization of intangibles is driven by the purchase price allocated to a specific asset and is varied across acquisitions because of unique facts and circumstances, timing and terms of acquisition which result in amortization charges that could be inconsistent in size as compared to the revenues generated by those assets • "Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement 41 Glossary: Smoke-Free Products • Smoke-Free Products ("SFPs”) is the term PMI primarily uses to refer to all of its products that are not combustible tobacco products, such as heat-not- burn, e-vapor, and oral nicotine. In addition, SFPs include wellness and healthcare products as well as consumer accessories such as lighters and matches • Reduced-risk products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • Wellness and Healthcare products primarily consist of products related to inhaled therapeutics and oral and intra-oral delivery systems that are included in the operating results of PMI's new Wellness and Healthcare business, Vectura Fertin Pharma • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company’s BLENDS, HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks, Parliament HeatSticks, SENTIA and TEREA, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea) • Unless otherwise stated, all references to IQOS are to PMI's Platform 1 IQOS devices and heated tobacco consumables • IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol • "PMI heat-not-burn products" include licensed KT&G heat-not-burn products • "PMI HTUs" include licensed KT&G HTUs • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • Market share for HTUs is defined as the in-market sales volume for HTUs as a percentage of the total estimated industry sales volume for cigarettes and HTUs. For Japan, total estimated industry sales volume also includes cigarillos 42

Glossary: Smoke-Free Products (cont.)

- "Total *IQOS* users" is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days

  The estimated number of adults who have "switched to *IQOS* and stopped smoking" reflects:

  - for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days
  - for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.

  Note: The above *IQOS* user metrics reflect PMI estimates, which are based on consumer claims and sample-based statistical assessments with an average margin of error of +/-5% at a 95% Confidence Interval in key volume markets. The accuracy and reliability of *IQOS* user metrics may vary based on individual market maturity and availability of information

  As of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively
- "FDA" stands for the U.S. Food & Drug Administration
- "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs
- "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act
- "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act
- "Acquisition" refers to our efforts to switch LAS from smoking cigarettes to RRPs or to switch LAU from competing smoke-free products to PMI's RRPs
- "Retention" refers to our efforts to deter LAU from going back to smoking cigarettes or from choosing a competing smoke-free product instead of a PMI RRP

43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Pro Forma Financial Information – PMI and Swedish Match Full Year Combined

($ in millions) / (Unaudited)

	Year Ended December 31, 2022		
	Combustible Tobacco	Smoke-free	Total
Net Revenues Total PMI	**$ 21,572**	**$ 10,190**	**$ 31,762**
Swedish Match	70	246	316
Net Revenues Total PMI (excl. Swedish Match)	**$ 21,502**	**$ 9,944**	**$ 31,446**
Swedish Match Pro Forma Financial Information	514	1,730	2,244
Net Revenues (Pro Forma Combined Financial Information)	**$ 22,016**	**$ 11,674**	**$ 33,690**

Note: Sum of product categories or Regions might not foot to total due to roundings
The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of PMI and Swedish Match as disclosed in Form 10-K for the year ended December 31, 2022, Item 8, Note 3. *Acquisitions*
The unaudited pro forma financial information is not necessarily indicative of what the consolidated results of operations would have been had the acquisition been completed on January 1, 2022. In addition, the unaudited pro forma financial information is not a projection of future results of operations of the combined company, nor does it reflect the expected realization of any synergies or cost savings associated with the acquisition

44

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category
($ in millions) / (Unaudited)

Years Ended December 31,	Net Revenues							
Combustible Tobacco	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
European Union	$ 8,038	$ 8,104	$ 8,048	$ 8,432	$ 8,093	$ 8,052	$ 8,211	$ 7,212
Eastern Europe	2,735	2,478	2,656	2,597	2,438	2,250	2,240	2,410
Middle East & Africa	4,605	4,489	3,865	3,701	3,691	3,005	3,110 (a)	3,567
South & Southeast Asia	4,288	4,396	4,417	4,656	5,094	4,395	4,385	4,372
East Asia & Australia	3,880	3,619	3,155	3,074	2,693	2,468	2,414	2,138
Americas	3,050	2,731	2,828	2,917	2,074	1,577	1,706	1,804
Swedish Match	-	-	-	-	-	-	-	70
Total Combustible Tobacco	**$ 26,595**	**$ 25,818**	**$ 24,970**	**$ 25,378**	**$ 24,083**	**$ 21,747**	**$ 22,067**	**$ 21,572**
Smoke-free excl. W&H	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
European Union	$ 30	$ 58	$ 270	$ 866	$ 1,724	$ 2,650	$ 4,064	$ 4,907
Eastern Europe	-	6	55	324	844	1,128	1,304	1,315
Middle East & Africa	24	27	123	413	351	83	183	334
South & Southeast Asia	-	-	-	-	-	1	11	23
East Asia & Australia	35	666	3,218	2,506	2,671	2,961	3,539	2,994
Americas	109	111	113	139	132	124	137	99
Swedish Match	-	-	-	-	-	-	-	246
Total Smoke-free excl. W&H	**$ 199**	**$ 867**	**$ 3,778**	**$ 4,247**	**$ 5,722**	**$ 6,947**	**$ 9,237**	**$ 9,919**
Wellness and Healthcare	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
Wellness and Healthcare	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ 101**	**$ 271**
Smoke-free incl. W&H	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
Smoke-free incl. W&H	**$ 199**	**$ 867**	**$ 3,778**	**$ 4,247**	**$ 5,722**	**$ 6,947**	**$ 9,338**	**$ 10,190**
PMI	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
European Union	$ 8,068	$ 8,162	$ 8,318	$ 9,298	$ 9,817	$ 10,702	$ 12,275	$ 12,119
Eastern Europe	2,735	2,484	2,711	2,921	3,282	3,378	3,544	3,725
Middle East & Africa	4,629	4,516	3,988	4,114	4,042	3,088	3,293 (a)	3,901
South & Southeast Asia	4,288	4,396	4,417	4,656	5,094	4,396	4,396	4,395
East Asia & Australia	3,915	4,285	6,373	5,580	5,364	5,429	5,953	5,132
Americas	3,159	2,842	2,941	3,056	2,206	1,701	1,843	1,903
Swedish Match	-	-	-	-	-	-	-	316
Wellness and Healthcare	-	-	-	-	-	-	101	271
Total PMI	**$ 26,794**	**$ 26,685**	**$ 28,748**	**$ 29,625**	**$ 29,805**	**$ 28,694**	**$ 31,405**	**$ 31,762**

(a) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessment. Excluding this impact total PMI adjusted net revenues are $31,651 million and for combustible tobacco $22,313 million
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

45

PHILIP MORRIS INTERNATIONAL

Delivering a Smoke-Free Future

CAGNY Conference

February 22, 2023